================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------

                                   FORM 8-K/A

                                ----------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 29, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       000-29472                                          23-1722724
COMMISSION FILE NUMBER                   (I.R.S. EMPLOYER IDENTIFICATION NUMBER)




                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)




================================================================================

ITEM 5.    OTHER EVENTS


    The consolidated financial statements of Anam Semiconductor, Inc. and its subsidiaries (ASI) as of and for each of the three years ended December 31, 2001 are filed herein pursuant to rule 3-09 of Regulation S-X. In connection with Amkor Technology Inc's filing of a Registration Statement on Form S-8 on October 29, 2002, the consolidated financial statements of ASI have been amended to include Note 26 to the Consolidated Financial Statements related in part to significant subsequent events impacting the capital structure of ASI. The audit report of Samil Accounting Corporation has been amended to make reference to the additional note to the Consolidated Financial Statements and to remove a reference to other auditors in connection with the audit of Anam USA. We present the information in the following order:


Report of Independent Accountants...................................................  1
Consolidated Statements of Operations -- Years ended December 31, 2001, 2000 and 1999 .........................................................................  6
Consolidated Balance Sheets -- December 31, 2001 and 2000...........................  7
Consolidated Statements of Stockholders' Equity (Deficit) -- Years ended
    December 31, 2001, 2000 and 1999................................................ 10
Consolidated Statements of Cash Flows -- Years ended
    December 31, 2001, 2000 and 1999................................................ 11
Notes to Consolidated Financial Statements.......................................... 13

\                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Anam Semiconductor, Inc.


We have audited the accompanying consolidated balance sheets of Anam Semiconductor, Inc. and its subsidiary (the "Company") as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, as prepared under generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Anam Engineering and Construction Co., Ltd. ("Anam Construction"), the investment in which is reflected in the consolidated financial statements referred to above using the equity method of accounting in 1999. The financial statements of Anam Construction were audited by another auditor whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Anam Construction, is based solely on the report of the other auditors. The report of the auditor of Anam Construction contained an information disclosure paragraph relating to uncertainties about Anam Construction's ability to continue as a going concern.


We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

Continued;

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above, after the restatement described in Note 2, present fairly, in all material respects, the consolidated financial position of Anam Semiconductor, Inc. and its subsidiary as of December 31, 2001 and 2000, and the results of their operations, stockholders' equity (deficit) and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with generally accepted accounting principles in the United States.

As discussed in Note 3 to the accompanying financial statements, Anam Semiconductor, Inc.'s revenues are generated primarily from semiconductor foundry services provided to Amkor Technology Inc. ("Amkor") pursuant to a foundry agreement. As described in Note 3 to the accompanying financial statements, Anam Semiconductor, Inc. sold to Amkor all the assets of four of its packaging and test facilities except K2 land located in the Republic of Korea on May 17, 1999 and May 1, 2000.

As discussed in Note 4 to the accompanying financial statements, the operations of Anam Semiconductor, Inc. and its affiliates in the Republic of Korea have been significantly affected, and may continue to be affected for the foreseeable future, by the general unstable economic conditions in the Republic of Korea and in the Asia Pacific region. The ultimate effect of these uncertainties on the financial position of the Company as of the balance sheet date cannot presently be determined.

As more fully described in Note 5 to the accompanying financial statements, on October 23, 1998, Anam Semiconductor, Inc. entered into the Korean financial restructuring program known as the "Workout Program". The Workout Program is the result of an accord among financial institutions to assist in the restructuring of Korean business enterprises and does not involve the judicial system. The Company's operations continued uninterrupted during the Workout Program. The Company was released from the Workout Program with its Korean creditor banks on July 18, 2000.



/s/ Samil Accounting Corporation
--------------------------------
Seoul, Korea
October 23, 2002

                          Independent Auditors' Report

To the Shareholders of
Anam Engineering & Construction Co., Ltd.
Seoul, Korea

We have audited the consolidated balance sheets of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1999, 1998 and 1997, the related consolidated statements of operations, shareholders' deficit, and cash flows for the years then ended, all expressed in Korean Won (not separately included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements (not separately included herein) present fairly, in all material respects, the financial position of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1999, 1998 and 1997, the results of their operations, the changes in their shareholders' deficit and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has filed a voluntary petition for reorganization under the Corporate Reorganization Act in the Republic of Korea. The financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

Continued;

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company's recurring losses from operations, negative working capital, and shareholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Ahn Kwon & Co.
------------------
Seoul, Korea
February 9, 2000

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Anam USA, Inc.
West Chester, Pennsylvania


We have audited the balance sheet of Anam USA, Inc. (a Pennsylvania Corporation and a wholly-owned subsidiary of Anam Semiconductor, Inc., Seoul, ROK)(ASI) as of December 31, 1999 and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anam USA, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



All of the Company's outstanding notes payable and letters of credit are guaranteed by ASI. ASI has a significant amount of debt relative to its equity. ASI's business has been significantly affected by the economic crisis in Korea. In October 1998, ASI entered into a Korean financial restructuring program known as "Workout Program." On February 23, 1999, ASI was granted certain economic concessions through the Workout Program which was approved by the Korean Financial Supervisory Committee. The effects of the "Workout Program" and its impact on the Company are disclosed in Note 5.



/s/ SIANA CARR & O'CONNOR, LLP
------------------------------
Paoli, Philadelphia
January 31, 2000

                                    ANAM SEMICONDUCTOR, INC.
                             CONSOLIDATED STATEMENTS OF OPERATIONS

                                   ----------

                                                                          Thousands of US Dollars except per share data
                                                                          ---------------------------------------------
                                                                                  For the year ended December 31
                                                                          ---------------------------------------------
                                                                               2001            2000            1999
                                                                          -------------    ------------    ------------
Sales                                                                     $     161,700    $    344,792    $    285,925

Cost of sales                                                                   261,995         303,110         238,375
                                                                          -------------    ------------    ------------

Gross profit (loss)                                                            (100,295)         41,682          47,550
                                                                          -------------    ------------    ------------

Operating expenses
      Selling and administrative expenses                                        14,383          24,217          24,267
      Research and development                                                    3,590           1,840              87
      Loss (gain) on disposal of PP&E, net                                        3,886            (561)         (5,842)
      Provision for doubtful accounts                                                --              13             901
                                                                          -------------    ------------    ------------
         Total operating expenses                                                21,859          25,509          19,413
                                                                          -------------    ------------    ------------

Operating income (loss)                                                        (122,154)         16,173          28,137
                                                                          -------------    ------------    ------------

Other (income) expense
      Interest income                                                           (12,069)        (23,760)         (5,902)
      Interest expense                                                           23,114          71,914         185,315
      Foreign currency loss                                                       4,095          22,992          33,198
      Loss on disposal of investments, net                                          370          12,824             601
      Impairment loss on investment                                               6,254             740           1,523
      Impairment loss on loans to affiliates                                         --              --          22,646
      Guarantee obligation loss                                                   1,447          49,797              --
      Other, net                                                                  1,618          (8,877)        (17,272)
                                                                          -------------    ------------    ------------
          Total other (income) expense                                           24,829         125,630         220,109
                                                                          -------------    ------------    ------------

Loss from continuing operations before income taxes,
      equity in loss of affiliates                                             (146,983)       (109,457)       (191,972)

Equity in gain (loss) of unconsolidated affiliates                               (1,396)          1,660         (31,787)
                                                                          -------------    ------------    ------------
Loss from continuing operations before income taxes                            (148,379)       (107,797)       (223,759)

Provision (Benefit) for income taxes                                             13,794         (88,094)        (54,000)
                                                                          -------------    ------------    ------------
Loss from continuing operations                                                (162,173)        (19,703)       (169,759)
Discontinued operations:
      Income from discontinued packaging and testing operation
       to April 30, 2000 (net of income taxes of $0 ; $6,353 ; $12,408)              --          36,117         130,064
      Gain on sale of packaging and testing factories
        (net of income taxes of $0 ; $112,724 ; $14,268)                             --         434,227         149,560
                                                                          -------------    ------------    ------------

Net income (loss)                                                         $    (162,173)   $    450,641    $    109,865
                                                                          =============    ============    ============

PER SHARE DATA:

      Basic loss per common share from continuing operations              $       (1.45)   $      (0.22)   $      (5.82)
                                                                          =============    ============    ============
      Basic net income  (loss) per common share                           $       (1.45)   $       5.07    $       3.76
                                                                          =============    ============    ============
      Diluted loss per common share from continuing operations            $       (1.45)   $      (0.22)   $      (5.82)
                                                                          =============    ============    ============
      Diluted net income (loss) per common share                          $       (1.45)   $       5.07    $       3.76
                                                                          =============    ============    ============
      Shares used in computing basic
        net income (loss) per common share                                  111,880,768      88,838,496      29,208,739
                                                                          =============    ============    ============
      Shares used in computing diluted
        net income (loss) per common share                                  111,880,768      88,838,496      29,208,739
                                                                          =============    ============    ============


   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                           CONSOLIDATED BALANCE SHEETS

                                   ----------

                                                                     Thousands of US Dollars
                                                                     -----------------------
                                                                        As of December 31,
                                                                     -----------------------
                                                                       2001          2000
                                                                     --------     ----------
ASSETS

Current assets:
         Cash and cash equivalents                                   $ 74,980     $  127,772
         Restricted cash                                                1,951         17,378
         Bank deposits                                                    609         69,858
         Accounts receivable
             Trade                                                         56             --
             Due from affiliates                                       15,439         23,309
             Other                                                      4,460         12,911
         Short-term loans to affiliates, net                               --          1,619
         Inventories                                                   37,232         41,586
         Prepaid expenses                                               5,578          6,078
         Other current assets                                           4,593          2,975
                                                                     --------     ----------

                                  Total current assets                144,898        303,486

Non-current bank deposits                                                  --            159
Restricted cash                                                         7,181          9,621
Investments
  Available for sale                                                   16,535         15,803
  Affiliated companies                                                 10,470         11,442
Long-term receivables from affiliate, net of allowance for doubtful
  accounts of  $3,062 and  $0 in 2001 and 2000                          9,667         14,800
Property, plant and equipment, less
  accumulated depreciation                                            646,298        793,850
Deferred tax asset-noncurrent                                          59,092         72,886
Other assets                                                           21,689         24,897
                                                                     --------     ----------

  Total assets                                                       $915,830     $1,246,944
                                                                     ========     ==========

   The accompanying notes are an integral part of these consolidated financial statements.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued;

                                   ----------

                                                                         Thousands of US Dollars
                                                                         -----------------------
                                                                            As of December 31,
                                                                         -----------------------
                                                                           2001           2000
                                                                         --------       --------
LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
         Current portion of long-term debt                               $ 20,736       $ 32,462
         Current portion of long-term installment payable                   2,719          9,844
         Current portion of long-term obligations under capital leases     97,042        100,030
         Trade accounts and notes payable                                   5,966         17,286
         Other accounts payable                                             4,019          9,522
         Accrued expenses                                                   1,584          1,963
         Other current liabilities                                          2,661         13,209
                                                                         --------       --------

                                  Total current liabilities               134,727        184,316

Long-term debt, net of current portion and
  discounts on debentures                                                  59,213         83,406
Long-term installment payable, net of current portion                         464            895
Long-term obligations under capital
  leases, net of current portion                                           58,796        144,339
Accrued severance benefits, net                                               709             --
Liability for loss contingencies                                           56,305         72,662
                                                                         --------       --------

                                  Total liabilities                      $310,214       $485,618
                                                                         --------       --------

Commitments and contingencies (Note 20)

   The accompanying notes are an integral part of these consolidated financial statements.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued;

                                   ----------

                                                           Thousands of US Dollars except share data
                                                           -----------------------------------------
                                                                      As of December 31,
                                                           -----------------------------------------
                                                              2001                           2000
                                                           ---------                     -----------
LIABILITIES AND
STOCKHOLDERS' EQUITY, Continued;

Stockholders' equity:
         Capital stock, ?5,000 par value;
           authorized 300 million shares of common stock
           and 10 million shares of preferred stock
         Common stock:
             issued and outstanding
             111,880,768 shares in 2001 and 2000             539,739                         539,739
         Series A preferred stock:
             issued and outstanding
             2,240,240 shares in 2001 and 2000                15,167                          15,167
         Series B preferred stock:
             issued and outstanding
             336,036 shares in 2001 and 2000                   2,220                           2,220
                                                           ---------                     -----------
                                                             557,126                         557,126

         Capital surplus                                     530,863                         530,863
         Accumulated deficit                                (476,860)                       (314,687)

         Accumulated comprehensive income (loss):
             Unrealized losses in investments                 (1,615)                         (9,601)
             Cumulative translation adjustment                (3,898)                         (2,375)
                                                           ---------                     -----------

         Total stockholders' equity                          605,616                         761,326
                                                           ---------                     -----------

         Total liabilities and stockholders' equity        $ 915,830                     $ 1,246,944
                                                           =========                     ===========

   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 (In thousands of US dollars except share data)

                                                                      Common Stock             Preferred Stock
                                                                -------------------------    --------------------   Capital
                                                                   Shares        Amount       Shares      Amount    Surplus
                                                                ------------    ---------    ---------   --------   --------
Balance at December 31, 1998                                      30,477,018    $ 192,849    2,576,276   $ 17,387   $182,347
                                                                ------------    ---------    ---------   --------   --------
Comprehensive income:
    Net income
    Unrealized losses on investments, net of tax
    Currency translation adjustments, net of tax
    Reclassification adjustment for currency translation
      adjustments, net of tax
Comprehensive income
Reverse stock split                                               (6,801,860)     (43,040)
Issuance of common stock for cash                                 10,000,000       41,695
Debt to equity conversion                                         19,669,600       82,011
Convertible bonds to equity conversion                             1,686,425       10,814                              8,906
Others                                                                                                                  (844)
Collection of receivable from stockholders
                                                                ------------    ---------    ---------   --------   --------
Balance at December 31, 1999                                      55,031,183      284,329    2,576,276     17,387    190,409
                                                                ------------    ---------    ---------   --------   --------
Comprehensive income:
    Net income
    Unrealized losses on investments, net of tax
    Reclassification adjustment for accumulated unrealized
      loss on investments, net of tax
    Currency translation adjustments, net of tax

Comprehensive income:
Issuance of common stock for cash                                 37,707,039      169,374                            289,626
Debt to equity conversion                                         18,398,250       82,691                             49,615
Convertible bonds to equity conversion                               744,296        3,345                              2,770
Others                                                                                                                (1,557)
Cancelled receivable from stockholders
Collection of receivable from stockholders
                                                                ------------    ---------    ---------   --------   --------
Balance at December 31, 2000                                     111,880,768      539,739    2,576,276     17,387    530,863
                                                                ------------    ---------    ---------   --------   --------
Comprehensive loss:
    Net Loss
    Unrealized losses on investments, net of tax
    Reclassification adjustment for accumulated unrealized
      loss on investments included in net loss, net of income
      tax benefit of $0
    Currency translation adjustments, net of tax

Comprehensive loss:
                                                                ------------    ---------    ---------   --------   --------
Balance at December 31, 2001                                     111,880,768    $ 539,739    2,576,276   $ 17,387   $530,863
                                                                ============    =========    =========   ========   ========

                                                                                                    Accumulated
                                                                                                      Other
                                                                Receivable from     Accumulated    Comprehensive
                                                                  Stockholders        Deficit         Income          Total
                                                                ---------------    ------------    -------------    ---------
Balance at December 31, 1998                                    $      (116,417)   $   (864,905)   $    (27,067)   $(615,806)
                                                                ---------------    ------------    ------------    ---------
Comprehensive income:
    Net income                                                                          109,865                      109,865
    Unrealized losses on investments, net of tax                                                         (2,639)      (2,639)
    Currency translation adjustments, net of tax                                                          2,205        2,205
    Reclassification adjustment for currency translation
      adjustments, net of tax                                                                            11,744       11,744
                                                                                                                   ---------
Comprehensive income:                                                                                                121,175
Reverse stock split                                                                      43,040                           --
Issuance of common stock for cash                                                                                     41,695
Debt to equity conversion                                                                                             82,011
Convertible bonds to equity conversion                                                                                19,720
Others                                                                                                                  (844)
Collection of receivable from stockholders                               54,299                                       54,299
                                                                ---------------    ------------    ------------    ---------
Balance at December 31, 1999                                            (62,118)       (712,000)        (15,757)    (297,750)
                                                                ---------------    ------------    ------------    ---------
Comprehensive income:
    Net income                                                                          450,641                      450,641
    Unrealized losses on investments, net of tax                                                         (9,043)      (9,043)
    Reclassification adjustment for accumulated unrealized
      loss on investments, net of tax                                                                       353          353
    Currency translation adjustments, net of tax                                                         12,471       12,471
                                                                                                                   ---------
Comprehensive income                                                                                                 454,422
Issuance of common stock for cash                                                                                    459,000
Debt to equity conversion                                                                                            132,306
Convertible bonds to equity conversion                                                                                 6,115
Others                                                                                                                (1,557)
Cancelled receivable from stockholders                                   53,328         (53,328)                          --
Collection of receivable from stockholders                                8,790                                        8,790
                                                                ---------------    ------------    ------------    ---------
Balance at December 31, 2000                                                 --        (314,687)        (11,976)     761,326
                                                                ---------------    ------------    ------------    ---------
Comprehensive loss:
    Net Loss                                                                           (162,173)                    (162,173)
    Unrealized losses on investments, net of tax                                                          1,407        1,407
    Reclassification adjustment for accumulated unrealized
      loss on investments included in net loss, net of income
      tax benefit of $0                                                                                   6,579        6,579
    Currency translation adjustments, net of tax                                                         (1,523)      (1,523)
                                                                                                                   ---------
Comprehensive loss                                                                                                  (155,710)
                                                                ---------------    ------------    ------------    ---------
Balance at December 31, 2001                                    $            --    $   (476,860)   $     (5,513)   $ 605,616
                                                                ===============    ============    ============    =========

                                                                Unrealized losses in investments   $     (1,615)
                                                                Cumulative translation adjustment        (3,898)
                                                                                                   ------------
                                                                                                   $     (5,513)
                                                                                                   ============

   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   ----------

                                                                       Thousands of U.S. Dollars
                                                                  -----------------------------------
                                                                    For the year ended December 31,
                                                                  -----------------------------------
                                                                     2001         2000         1999
                                                                  ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                                 $(162,173)   $ 450,641    $ 109,865

Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities:
      Depreciation and amortization                                 186,913      203,032      271,513
      Provision for severance benefits                                4,144       14,376       10,472
      Losses on foreign currency translation, net                     4,095       22,992       33,198
      Losses on disposal of investments, net                            370       12,824          601
      Impairment loss on investment                                   6,254          740        1,523
      Loss (gain) on disposal of property, plant and equipment        3,886           --       (5,842)
      Impairment loss on loan to affiliates                              --           --       22,646
      Guarantee obligation loss                                          --       49,797           --
      Loss (gain) on investment in equity method investees, net       1,396       (1,660)      31,787
      Gains on disposal of packaging and testing factories               --     (546,951)    (163,828)
      Decrease(increase) in deferred tax asset                       13,794      (19,674)     (53,212)
      Other, net                                                        (48)       1,717       (1,476)

Change in operating assets and liabilities,
    net of deconsolidation effects
      Decrease (increase) in trade accounts receivable                  (56)       5,993       24,825
      Decrease (increase) in other accounts receivable                6,542       (4,511)     (25,844)
      Decrease in due from affiliates                                 7,870        6,068      (43,339)
      Decrease (increase) in inventories                              4,354       (5,613)      (1,009)
      Decrease (increase) in other current assets                    (1,523)        (539)      14,471
      Increase (decrease) in trade accounts and notes payable       (11,052)     (33,327)      16,202
      Decrease in other accounts payable                             (5,199)     (79,969)      (1,123)
      Decrease in forward contract credit                                --      (15,364)     (20,943)
      Increase(decrease) in other current liabilities               (10,481)         467      (13,922)
      Payments of severance benefits                                 (3,422)      (6,623)      (6,492)
                                                                  ---------    ---------    ---------
           Net cash provided by operating activities              $  45,664    $  54,416    $ 200,073
                                                                  ---------    ---------    ---------

   The accompanying notes are an integral part of these consolidated financial statements.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued;

                                   ----------

                                                                                         Thousands of U.S. Dollars
                                                                                    -----------------------------------
                                                                                      For the year ended December 31,
                                                                                    -----------------------------------
                                                                                       2001         2000         1999
                                                                                    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Decrease (increase) in bank deposits                                            $  67,544    $  28,031    $ (99,418)
    Decrease in short term loans                                                        1,580        2,684        7,788
    Acquisition of property, plant and equipment                                      (27,250)    (132,491)    (183,650)
    Proceeds from sale of property, plant and equipment of K1, K2 and K3                   --      950,000      624,791
    Payment of severance benefit for K1, K2 and K3                                         --      (56,510)          --
    Acquisition of investments                                                             (1)         (87)      (1,247)
    Disposal of investments                                                             1,787        9,247       41,425
    Decrease (increase) in non-current bank deposits                                      155           45         (204)
    Decrease (increase) in restricted cash                                             17,813        8,233      (41,132)
    Decrease in long-term receivables                                                   4,597        2,906        1,485
    Decrease in other assets                                                            3,208        1,712          128
    Deconsolidation of subsidiaries                                                        --           --       (6,279)
                                                                                    ---------    ---------    ---------
      Net cash provided by investing activities                                        69,433      813,770      343,687
                                                                                    ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Decrease in short-term borrowings                                                      --      (69,328)     (47,286)
    Repayment of current maturities of long-term debt                                 (31,607)     (19,797)     (10,545)
    Repayment of current maturities of long-term installment payable                   (9,844)        (719)          --
    Repayment of current maturities of long-term obligations under capital leases        (952)     (53,516)          --
    Borrowing of long-term debt                                                            --       22,347       48,054
    Repayment of long-term debt                                                            --     (661,481)    (484,448)
    Repayment of long-term obligations under capital leases                          (100,030)    (373,242)     (61,597)
    Payment of liability for loss contingencies                                       (17,891)    (102,929)          --
    Increase in other long-term liabilities                                                --           --          117
    Decrease in receivable from stockholders                                               --        8,790       54,299
    Issuance of common stock                                                               --      457,559       41,695
                                                                                    ---------    ---------    ---------
      Net cash used in financing activities                                          (160,324)    (792,316)    (459,711)
                                                                                    ---------    ---------    ---------

Effect of exchange rate changes on cash                                                (7,565)      (4,567)     (43,032)
                                                                                    ---------    ---------    ---------
INCREASE IN CASH AND CASH EQUIVALENTS                                                 (52,792)      71,303       41,017

CASH AND CASH EQUIVALENTS AT
    BEGINNING OF YEAR                                                                 127,772       56,469       15,452
                                                                                    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT
    END OF YEAR                                                                     $  74,980    $ 127,772    $  56,469
                                                                                    =========    =========    =========

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
      Interest                                                                      $  21,979    $  75,315    $ 197,716
                                                                                    =========    =========    =========
      Income taxes                                                                  $  17,533    $  12,561    $  15,658
                                                                                    =========    =========    =========
    Property, plant and equipment acquired through capital leases                   $   2,775    $ 210,896    $   1,116
                                                                                    =========    =========    =========
    Property, plant and equipment acquired through installment payable              $   3,546    $   9,188    $      --
                                                                                    =========    =========    =========
    Capital increase through debt conversion                                        $      --    $ 138,421    $ 101,731
                                                                                    =========    =========    =========

   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

1.    Organization and Nature of Business :

      The Controlling Company --

      Anam Semiconductor, Inc. (hereinafter referred to as "Anam" or "ASI"), incorporated in the Republic of Korea in August 1956, is now primarily a provider of semiconductor foundry services and a holding company for certain investments. Prior to their sale in 1999 and 2000 ASI also was a provider of semiconductor packaging and test services (See Note 3). In 1998, ASI commenced operations to fabricate and sell non-memory semiconductor chips ("wafer fabrication").

      ASI changed its name from Anam Industrial Co., Ltd. to Anam Semiconductor, Inc. on March 20, 1998.

      ASI's semiconductor foundry facilities operate primarily for Amkor Technology, Inc. ("Amkor"), a United States affiliate. ASI manufactures semiconductor wafers and otherwise performs foundry services as a subcontractor to Amkor pursuant to a foundry agreement (the "Foundry Agreement") with Amkor. In addition, pursuant to the manufacturing and purchase agreements with Texas Instruments Incorporated ("TI"), a United States corporation, further discussed in Note 3, ASI fabricates wafers, which are also sold to Amkor.

      The businesses of ASI and Amkor have been inter-related for many years and have some common ownership by Mr. H.S. Kim and his family (the "Kim Family"). Mr. H.S. Kim currently serves as ASI's honorary chairman and his eldest son, Mr. James Kim, serves as Amkor's chairman and chief executive officer. Mr. James Kim also serves as a director of ASI and as the chairman of the Anam Group, consisting principally of companies in the Republic of Korea in the electronics and construction industries. As of December 31, 2001, Mr. H.S. Kim and his family owned approximately 1.7% of the outstanding common stock of Anam and 48% of the outstanding common stock of Amkor (See Note 3).

      Consolidated Subsidiary and Significant Equity Investees --

      A) Major subsidiary and significant equity investees included in the accompanying financial statements by either consolidation or equity method of accounting at December 31, 2001 are as follows :

                                      Direct and
                                       Indirect          Method of
             Subsidiaries             Ownership(%)       Accounting
       --------------------------  -----------------  ------------------
       Anam Instruments                    20.8%      Equity
       Gre-tec                             46.9%      Equity
       Anam Telecom                        29.5%      Equity
       Anam USA                             100%      Consolidation

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

1.    Organization and Nature of Business, Continued;

      Consolidated Subsidiary and Significant Equity Investees, Continued --

      B) A summary of the subsidiaries referred to above is as follows :

      Anam Instruments Co., Ltd. (Anam Instruments) --

      Anam Instruments was established under the name of Handeung Co., Ltd. in February, 1989 to manufacture and sell electronic parts and equipment. In December 1990, it merged with Anam Horologe Co., Ltd., an affiliate engaged in manufacturing and selling watches. Concurrently, the company changed its name to Anam Instruments Co., Ltd. In October 1994, Anam Instruments obtained the optical products and semiconductor machinery business of ASI.

      Gre-tec Co., Ltd. (Gre-tec) --

      Gre-tec was incorporated under the name of Yu-Bong Industry Co., Ltd. in February 1986 and is engaged in treatment of industrial scrap in the Republic of Korea. The company changed its name to Anam Environment in January 1998 and to Gre-tec Co., Ltd. in December 2000, respectively.

      Anam Telecommunications Co., Ltd. (Anam Telecom) --

      Anam Telecom was established in August 1997, and is engaged in the telecommunication business.

      Anam USA, Inc. (Anam USA) --

      Anam USA was incorporated in Philadelphia, United States in September 1994, to sell semiconductor products of Anam. As of December 31, 2001, its capital stock is US$0.1 of which ASI owned 100%.

      C) Changes in entities included in significant equity investees :

      As part of the reorganization, Anam Construction and Anam Electronics were placed under the control of the receivers appointed by the court. As a result of such court receivership, ASI currently does not have any board representation or any other involvement in management or operation of these entities. Given the lack of its ability to exercise any influence over the operating and financial policies of these entities, and given the fact that the carrying value of such investees have been written down to zero, ASI accounted for Anam Construction and Anam Electronics under the historical cost method of accounting in 2001 and 2000 (see Note 5).

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies :

      The consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America ("U.S. GAAP"). Significant accounting policies followed by ASI and its consolidated subsidiary (hereinafter collectively referred to as the "Company") in the preparation of the accompanying consolidated financial statements are summarized below.

      Principles of Consolidation --

      The consolidated financial statements include the accounts of ASI, its wholly-owned subsidiary and its equity investees. The equity method of accounting is used when ASI has both a 20% to 50% equity interest and the ability to exercise significant influcence over the investee. Investments in companies owned less than 20% are carried at cost or for which the Company does not exercise significant influence. All significant intercompany transactions and balances with consolidated subsidiary have been eliminated in consolidation.

      Unrealized profit arising from sales by the controlling company to the consolidated subsidiary or equity-method investees is fully eliminated. Unrealized profit, arising from sales by the consolidated subsidiary or equity-method investees to the controlling company or sales between consolidated subsidiary or equity-method investees, is eliminated to the extent of the investor ownership interest.

      Use of Estimates --

      The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, loss contingencies, depreciation and impairment of long-lived assets. Actual results could differ from those estimates and may affect amounts reported in future periods. Management believes that the estimates are reasonable.

      Cash and Cash Equivalents --

      Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at purchase.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Restricted Cash --

      Restricted cash consists of current and non-current bank deposits, which are pledged in connection with various long-term debt (Note 14). Restriced cash at December 31, 2001 and 2000 was $9,132 and $26,999, respectively.

      Bank Deposits --

      Bank deposits consist of time deposits with banks and other financial institutions which have remaining maturities of more than three months at purchase. The Company classified these bank deposits with remaining maturities of one year or less at the balance sheet date as current and those with remaining maturities of more than one year as non-current.

      Available For Sale Securities --

      The Company accounts for those investments included in "Available for sale securities" under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). This statement requires investment securities to be divided into one of three categories: held-to maturity, available for sale and trading.

      The Company currently classifies all investments in debt and equity securities as available for sale securities. Individual securities with remaining contractual maturity of less than one year at the balance sheet date are included in current assets, and others are included as non-current assets. All available for sale securities are recorded at fair value. Unrealized holding gains and losses on securities available for sale are reported as a separate component of stockholders' equity, net of related deferred taxes. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method and are charged to current operations.

      Management periodically evaluate whether declines in fair values below cost on each individual investment are or are not temporary. When decline in value is other than temporary, investment is written down to its estimated realizable value.

      Allowance for Doubtful Accounts --

      The Company provides an allowance for doubtful accounts receivable based on the aggregate estimated collectibility of accounts receivable. There is no allowance for doubtful accounts recorded as of December 31, 2001 and 2000.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Inventories --

      Inventories are stated at the lower of cost or market, with cost being determined by the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

      Property, Plant and Equipment --

      Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below:

                                                                   Estimated Useful Lives
                                                                   ----------------------
     Buildings                                                            25    years
     Structures                                                         10 - 25 years
     Machinery, equipment and vehicles                                   5 - 10 years
     Tools                                                                5     years
     Furniture and fixtures                                               5     years

      Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or materially extend the useful lives of the related assets are capitalized.

      Interest expense incurred during the construction period of assets on funds borrowed to finance such construction is capitalized. Capitalized interest costs in 2001 and 2000 approximate $2,304 and $3,626, respectively.

      The Korean government provides subsidies to the Company for purchases of certain buildings and machinery. The Company recorded such purchases at full acquisition costs and the related subsidies as a contra-asset account. The contra-asset account is reduced using the straight-line method over the estimated useful lives of the related assets.

      Capital Lease Transactions --

      Assets leased under capital leases are recorded at cost as property, plant and equipment and depreciated using the straight-line method over their estimated useful lives. In addition, aggregate lease payments are recorded as obligations under capital leases, net of accrued interest as determined by total lease payments in excess of the cost of the leased machinery and equipment. Accrued interest is amortized over the lease period using the effective interest rate method.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Discounts on Debentures --

      Discounts on debentures are amortized using the effective interest rate method over the repayment period of the debentures. The resulting amortization cost is included in interest expense.

      Accrued Severance Benefits --

      Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

      The contributions to national pension fund made under the National Pension Plan and the severance insurance deposit are deducted from accrued severance benefit liabilities. Contributed amounts are refunded from the National Pension Plan and the insurance company to employees on their retirement.

      Revenue Recognition --

      Sales terms of the Company is FOB - ASI's shipping point which means the title and risk of loss is transferred to the customer at the point of shipment. The Company recognizes revenue upon shipment of completed wafers to its customers.

      Discontinued Operations --

      The operating results of the packaging and testing businesses are shown separately as discontinued operations in the accompanying income statement due to the sale of the packaging and testing business in May 1999 and 2000 (see Note 3). The results of the discontinued businesses do not reflect any interest expense or indirect expenses allocated by the Company.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Research and Development Costs --

      Research and development costs are expensed as incurred.

      Advertising Costs --

      Advertising costs are charged to current period operations when incurred. Advertising expenses for 2001, 2000 and 1999 were $157, $414 and $236, respectively.

      Income Taxes --

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carryforwards ("NOL") and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to be reversed. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. Total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

      Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amount.

      Earnings Per Share --

      The Company accounted for earnings per share in accordance with SFAS. 128, "Earnings Per Share" (SFAS 128). This statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company has calculated earnings per share based on the basic and diluted per share calculation (see Note 19). Basic EPS is computed using the weighted average number of common shares outstanding for the period while diluted EPS is computed assuming conversion of all dilutive securities, such as convertible bonds. Both computation reflect the June 17, 1999 reverse stock split in the number of shares.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Remeasurement into US Dollar --

      The U.S. dollar is the functional currency for ASI because the dollar is the currency of reference for market pricing in the worldwide semiconductor industry and revenue from external sales in U.S. dollars exceeds revenues in any other currency. The functional currency used by ASI's equity investees is the Korean Won. The functional currency used by Anam USA is the U.S. dollar.

      For financial statement purposes, assets and liabilities of ASI are remeasured into U.S. dollars from books and records kept in Korean Won using the monetary/non-monetary method. Monetary assets and liabilities, such as cash, receivables, borrowings and other payables, are translated to U.S. dollars at end-of-period exchange rates. Non-monetary assets and liabilities, such as inventory, investments and fixed assets, are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates for the period, except for items related to non-monetary assets and liabilities, which are translated using historical exchange rates. All translation gains and losses are included in the determination of income for the period in which exchange rates change.

      The financial position and results of operations of the Company's equity-method investees are measured using local currency as functional currency. The financial statements of these subsidiaries and equity-method investees are translated to U.S. dollars using the current exchange rate method. All the assets and liabilities are translated to U.S. dollars at end-of-period exchange rates. Capital accounts are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

      The end of period exchange rates and average exchange rates for the period used to remeasure the assets, liabilities, revenues and expenses in accordance with the translation method stated above in 2001, 2000 and 1999 were as follows:

                                         Korean Won to U.S. dollar
                 --------------------------------------------------------------------------
                     End of period exchange rates              Average exchange rates
                 ------------------------------------    ----------------------------------
    2001                  W1,314.60 = US$ 1                      W1,291.00 = US$ 1
    2000                  W1,259.70 = US$ 1                      W1,127.03 = US$ 1
    1999                  W1,134.50 = US$ 1                      W1,189.30 = US$ 1

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Derivative Financial Instruments --

      The Company previously entered into foreign currency exchange contracts, including forward and swap contracts, to manage its exposure to changes in currency exchange rates, principally the exchange rate between Korean Won and the U.S. Dollar, due to certain transactions denominated in Korean Won. The transactions did not meet the requirements for hedge accounting for financial statement purposes under the previous guidance of SFAS 52 "Foreign Currency Translation" and therefore the resulting realized and unrealized gains or losses, measured by quoted market prices, were recognized in income as the exchange rates changed. The net unrealized gains (losses) on these contracts were previously accrued on the balance sheet as forward contracts debits (credits). These contracts terminated during the year ended December 31, 2000. There were no such contracts as of December 31, 2000 or 2001.

      The Company previously entered into interest rate swap transactions to manage its exposure to the fluctuation of interest rates. Under SFAS 52, these transactions were accounted for on an accrual basis, in which cash settlement receivable or payable is recorded as an adjustment to interest income or expense. These contracts terminated during the year ended December 31, 2000. There were no such contracts as of December 31, 2000 or 2001.

      Allowance for credit losses on loans receivable --

      The Company accounted for allowance for credit losses in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). Under SFAS 114, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

      When a loan is classified as impaired, no interest income is recognized. Any subsequent cash payment is applied to reduce the principal (Note 7 and 8).

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Impairment of Long-Lived Assets --

      Management periodically evaluates the carrying value of long-lived assets, including intangibles, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows are less than the asset's carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

      Risks and Uncertainties --

      The Company's business involves certain risks and uncertainties. Factors that could affect the Company's future operating results and the carrying value of assets such as property, plant and equipment include, but are not limited to, dependence on a cyclical semiconductor industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with assets, liabilities and transactions denominated in foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which the Company operates is very competitive. Key elements of competition in the independent semiconductor foundry market include breadth of foundry offerings, time-to-market, technical competence, design services, quality, production yields, reliability of customer service and price. A substantial portion of the Company's revenues is derived from Foundry Services (see Note 3) provided to Amkor pursuant to the Foundry Agreement. In addition, the foundry services are based on technology licenses provided by Texas Instruments which could expire as early as December 31, 2004. The Company also has significant debt obligations.

      Concentration of Credit Risk --

      Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of cash and cash equivalents, bank deposits, restricted cash, trade receivables, loans to affiliates and financial instruments with off-balance sheet risks.

      It is the Company's practice to place its cash and cash equivalents, bank deposits and restricted cash in various financial institutions located in Korea and the United States (U.S.) so as to limit the amount of credit exposure to any one financial institution. Deposits in U.S. banks may exceed the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (the "FDIC"). The Company controls the credit risks associated with cash and cash equivalents, bank deposits and restricted cash by monitoring the financial standing of the related banks and financial institutions.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Concentration of Credit Risk, Continued --

      ASI performs and sells its Foundry Services exclusively to Amkor pursuant to the Foundry Agreement. In 2001, 2000 and 1999, sales to Amkor accounted for substantially all of Anam's revenues and accounts receivables. Any reduction in purchases by Amkor would have an adverse impact on ASI's financial position, results of operations and cash flows.

      The loans to affiliates are uncollaterized and collection is subject to the operations of those affiliates. Management believes they have provided adequate allowance against these loans to reduce them to their net realizeable value.

      The Company controls the credit risks associated with financial instruments through credit approvals, investment limits and centralized monitoring procedures but does not normally require collateral or other security from the counterparties. No outstanding derivative transactions of the Company existed at December 31, 2001 and 2000.

      Reclassifications --

      Certain amounts in the 2000 and 1999 financial statements have been reclassified to conform to the 2001 presentation. These reclassifications have had no effect on previously reported net income or retained earnings.

      Restatement --

      Diluted earnings per share for the years ended December 31, 2000 and 1999 have been revised to reflect a correction in the dilution calculation. The revision did not impact net income, stockholders' equity or cash flows. The previously reported diluted earnings per share from discontinued operations for 2000 of 5.18 has been revised to 5.29. The previously reported diluted earnings per share from discontinued operations for 1999 of 9.24 has been revised to 9.58. The previously reported diluted net income per share for 2000 of 4.94 has been revised to 5.07. The previously reported diluted net income per share for 1999 of 3.42 has been revised to
      3.76. Please refer to the changes in Note 19 and in the Consolidated Statements of Operations.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

2.    Summary of Significant Accounting and Financial Reporting Policies,
      Continued;

      Recent Accounting Pronouncements --

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life would be subject to an annual review for impairment.

      For existing acquisitions, the provisions of the new standards will be effective for us in the first quarter of 2002. ASI will adopt this statement during the first quarter of 2002 and believe that the impact of adoption on the financial statements will not be material.

      In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. The standard is required to be adopted by us beginning on January 1, 2003. In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This standard is required to be adopted by us beginning on January 1, 2002. We are currently in the process of evaluating the effect the adoption of these standards will have on our consolidated results of operations, financial position and cash flows, if any.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

3.    Relationship with Amkor:

      The businesses of ASI and Amkor have been inter-related for many years by virtue of the Foundry Agreements (see Note 1), certain common ownership and management, financial relationships, coordination of product and operating plans and shared intellectual property rights.

      In accordance with the terms and condition of the Workout Program discussed in Note 5, in 2000 and 1999, Amkor made $500,694 of capital contribution to ASI in exchange for equity shares of ASI. As a result, Amkor owns 42% of the outstanding stock of ASI at December 31, 2001 and 2000.

      On May 17, 1999, the Company sold to Amkor all the assets of the Company's packaging and test facility located in Kwangju city, the Republic of Korea ("K4"), excluding cash and cash equivalents, notes and accounts receivables, intercompany accounts and existing claims against third parties, in accordance with an asset purchase agreement signed on December 30, 1998 and approved by its shareholders on February 3, 1999. The sale price of K4 is $575,000 in cash, plus the transfer of up to $7,000 of employee benefit liabilities. The sale of K4 resulted in a gain of $163,828.

      On May 1, 2000, the Company sold to Amkor all of the remaining operating assets related to the packaging and testing business excluding K2 land in accordance with an asset purchase agreement approved by its shareholders on April 14, 2000. The sale price of K1, K2 and K3 was for $950,000 in cash. The sale of K1, K2 and K3 resulted in a gain of $546,951.

      In 2001, 2000 and 1999, approximately 99.9%, 97.0% and 93.3%, respectively, of ASI's revenues was derived from sales to Amkor. By the terms of a long-standing agreement, Amkor has been responsible for marketing and selling ASI's semiconductor foundry services, except to customers in Korea to whom ASI has historically sold such services directly. ASI has worked closely with Amkor in developing new technologies and products.

      Effective January 1, 1998, ASI entered into the five-year Foundry Agreement with Amkor giving Amkor the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry, both of which have negotiable pricing terms, taking into consideration factors such as changes in the semiconductor market, forecasted demand, product mix, capacity utilization and fluctuations in exchange rates as well as the mutual long-term strategic interest of ASI and Amkor. Amkor, in return, is responsible for sales of Foundry Services and is obligated to actively and diligently market the Foundry Services to potential and existing customers.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

3.    Relationship with Amkor, Continued;

      The agreement is cancelable by either party upon five years prior written notice at any time after the fifth anniversary of the effective date. The Company's business, financial condition and operating results have been and will continue to be significantly dependent on the ability of Amkor to effectively market ASI's services. The termination of ASI's relationship with Amkor for any reason, or any material adverse change in Amkor's business would have a material adverse effect on ASI's business, financial condition and results of operations.

      Under the 1998 Manufacturing and Purchase Agreement between Amkor and Texas Instruments(as amended on July 1, 2000), Texas Instruments agreed to purchase from us at least 40%, and under certain circumstances had the right to purchase 70%, of ASI's wafer fabrication facility's capacity. As a result of the weakness in the semiconductor industry, Texas Instruments' demand for the output of ASI's wafer fabrication facility decreased significantly in 2001. and they failed to meet minimum purchase obligations. Texas Instruments made certain concessions to Amkor to partially mitigate this shortfall in demand.

      The Manufacturing and Purchase Agreement between Texas Instruments and Amkor was amended again on December 31, 2001. Pursuant to the amended agreement, Amkor agreed to modify Texas Instruments' purchase obligation to 40% of ASI's wafer fabrication facility's capacity in the quarter ending March 31, 2002, 30% of such capacity in the quarter ending June 30, 2002, and 20% of such capacity in each subsequent quarter. Texas Instruments has agreed to increase its purchase to at least 40% of such capacity if a new technical assistance agreement covering advanced wafer fabrication technology is entered into among ASI, Amkor and Texas Instruments prior to December 31, 2002. In addition, the amended Manufacturing and Purchase Agreement also transfers high voltage Linear BiCMOS technology to ASI's wafer fabrication facility. It is anticipated that this linear BiCMOS process technology will be used primarily for customers other than Texas Instruments.

      The Manufacturing and Purchasing Agreement and related technical assistance agreements terminate on December 31, 2007, unless they have been previously terminated. The agreements may be terminated upon, among other things: (1) the consent of ASI, Texas Instruments and Amkor, (2) a material breach by ASI, Texas Instruments or Amkor, (3) the failure of ASI or Amkor to protect Texas Instruments' intellectual property; or (4) the parties' failures to enter into a new technical assistance agreement by December 31, 2002.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

3.    Relationship with Amkor, Continued;


      If the parties fail to enter into a new technical assistance agreement by December 31, 2002, then any party may give the other notice of termination. This notice will, among other things, result in the amended Manufacturing and Purchasing Agreement and the technology assistance agreements terminating two years after such notice. During such two-year period, Texas Instruments will only be obligated to purchase a minimum of 20% of the ASI wafer fabrication facility's capacity. In addition, even if the parties were to enter into a new technical assistance agreement, that agreement would provide that if ASI is not able to enter into production using the advanced wafer fabrication technology licensed under that agreement, the Manufacturing and Purchasing Agreement is terminable by any party as discussed above over a two year period beginning on December 31, 2002. As of October, 2002, Amkor, ASI and Texas Instruments have not come to agreement on a new technical assistance agreement.


      In order for the Manufacturing and Purchasing Agreement and the technology assistance agreements to continue until December 31, 2007, Amkor, ASI and Texas Instruments would have to enter into a new technology assistance agreement by December 31, 2002. However, the advanced wafer fabrication technology that would be licensed under this agreement would require ASI either to (i) invest in excess of $400 million to refurbish its existing manufacturing facility, requiring the shutdown of part or all of its existing facility during the period of refurbishment, or (ii) obtain access to a new or existing manufacturing facility owned by a third party that could support the advanced technology. A third option for ASI would be to build and equip a new manufacturing facility, but this option would require substantially greater capital investment by ASI than the other options. It is not certain whether Amkor and ASI will be able to negotiate successfully a new technical assistance agreements with Texas Instruments. Moreover, it will be extremely difficult for ASI to finance, acquire and equip the necessary manufacturing facility to deploy the advanced wafer fabrication technology that would be transferred by Texas Instruments. If Texas Instruments were to significantly reduce or terminate its purchase of ASI's wafer fabrication services, ASI's wafer fabrication business would be seriously harmed. However, we have maintained a strong relationship with both Amkor and Texas Instruments and the Company currently expects that in the event new manufacturing and technology assistance agreements could not be entered into by December 31, 2002, Texas Instruments and Amkor would negotiate a new relationship with the Company and continue to use the Company's wafer fabrication facility for a significant portion of their outsourced wafer fabrication needs.

      Under the existing technical assistance agreements between Texas Instruments and ASI, ASI has a license to use wafer fabrication-related TI Trade Secrets for non-Texas Instruments' products. In the event that the Manufacturing and Purchase Agreement is terminated, this license will also terminate. At such time, it would be necessary for ASI to negotiate a new license agreement with Texas Instruments relating to its trade secrets, or ASI would not be able to continue its wafer fabrication operations as currently practiced. This would have the result of shutting down the wafer fabrications business of ASI and Amkor unless and until alternative technology arrangements could be made and implemented at ASI's wafer manufacturing facility.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

4.    Unstable Economic Environment:

      Beginning in 1997, Korea and other countries in the Asia Pacific region experienced a severe contraction in substantially all aspects of their economies. This situation is commonly referred to as the 1997 Asian financial crisis. In response to this situation, the Korean government and the private sector began implementing structural reforms to historical business practices.

      The Korean economy continues to experience difficulties, particularly in the areas of restructuring private enterprises and reforming the banking industry. The Korean government continues to apply pressure to Korean companies to restructure into more efficient and profitable firms. The banking industry is currently undergoing consolidation and uncertainty exists with regard to the continued availability of financing. The Company may be either directly or indirectly affected by the situation described above.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

5.    Workout Program:

      The Company has traditionally operated with a significant amount of debt relative to its equity. In addition, the Company has guaranteed certain debt obligations of equity investees and affiliated companies, including Anam Engineering and Construction Co., Ltd. ("Anam Construction"), Anam Electronics Co., Ltd. ("Anam Electronics") and Gre-tec which face serious financial difficulties.

      In response to this situation, management has undertaken certain measures it considers appropriate, including: (1) disposing of the packaging and test facilities (see Note 3); (2) placing Anam Construction into corporate reorganization under the Korean Corporate Reorganization Act; and (3) enlisting, on October 23, 1998 ASI into the "Workout Program", a financial restructuring program supervised by the Korean Financial Supervisory Commission ("FSC"). The Workout Program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiations between the companies and the creditors committee represented by banks and other financial institutions providing financing to ASI and does not involve the judicial system. The Workout Program also allows ASI to resume its operations uninterrupted and does not impact debt outstanding with trade creditors. Anam Electronics and Gre-tec also applied for the Workout Program in October 1998.

      On February 23, 1999, the following basic conditions and terms of ASI's Workout Program were agreed to and approved by its creditors committee :
      (1) five-year extension on repayment of loans and capital leases; (2) reduction of bank loan interest rates to Korean prime rate; (3) conversion of certain outstanding bank loans of ASI to equity shares and convertible bonds approximating $102,275 and $90,400, respectively; and (4) five-year suspension of creditors' right to demand performance on loan guarantees made by ASI on behalf of its affiliates. In order for the initial conversion of debt to take place in accordance with the terms of the Workout Program, ASI underwent a series of corporate actions, including a reverse stock split, to bring the fair market value of its equity shares to a price at least equal to the par value of such shares. The conversion of ASI debt by the creditor financial institutions would coincide with each installment of Amkor's equity investment in ASI as described below. The Workout Program contained a provision for the entitlement of the creditor financial institutions to vote the ASI shares owned by Mr. James Kim and his family. The Company did not recognize any gain or loss as a result of the Workout Program.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                  ------------

5.    Workout Program, Continued;

      On May 13, 1999, ASI's Workout Program became effective upon the signing of a Memorandum of Understanding, which detailed the conditions and terms between ASI and the creditors committee. In accordance with the terms and conditions of the Workout Program, in 2000 and 1999, Amkor made $458,999 and $41,695, respectively, of capital contribution to ASI in exchange for equity shares of ASI. ASI paid $4,603 and $102,929 to creditors for guarantee obligations in 2001 and 2000, respectively, in order to eliminate all guarantee obligations provided for Anam Construction and Anam Electronics (Note 20). On July 18, 2000, the creditors committee released ASI from the Workout Program due to fulfillment of the terms of the Workout Agreement.

      As of December 31, 1999, ASI owned 49.00% of Anam Construction. Anam Construction filed for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998. Anam Construction's reorganization plan was completed and approved by the court on March 20, 2000. As part of the reorganization, Anam Construction was placed under the control of a receiver. In 2000, according to Anam Construction's reorganization plan, all common shares of ASI were reduced without consideration and a portion of ASI's loans to Anam Construction approximating $65,916 converted to preferred stock of Anam Construction in exchange for 1,472,705 non-voting preferred shares at (won)U50,000 per share by August 1, 2000. After this conversion, ASI currently owns 25.0% of Anam Construction's shares, which is recorded at $0 in accompanying financial statements. (see Note 20).

      Anam Electronics' application for Workout Program was not accepted by the creditors committee. As a result, on March 18, 1999, Anam Electronics filed an application for corporate reorganization under the Korean Corporate Reorganization Act. Anam Electronics' reorganization plan was completed and approved by the court on February 7, 2000. In 2000, according to the reorganization plan of Anam Electronics, a portion of ASI's loans to Anam Electronics approximating $29,004 converted to common stock of Anam Electronic in exchange for 2,026,640 non-voting common shares at (won)U16,000 per share by June 1, 2000, all of which were sold in 2001 (see Note 20).

      Gre-tec's application for Workout Program was accepted by its creditors committee on February 23, 1999 and the creditors committee released Gre-tec from Workout Program on August 29, 2000. A portion of ASI's loans to Gre-tec approximating $7,654 converted to common stock of Gre-tec in exchange for 212,000 common shares at (won)U47,100 per share on May 3, 2001. ASI records its investment in Gre-tec at $0 in the accompanying financial statements. Gre-tec became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on December 13, 2001. Gre-tec is preparing its reorganization plan, which is expected to be finalized in early 2003 (see Note 20).

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

6.    Inventories :

      Inventories at December 31, 2001 and 2000 comprise the following:

                                                               December 31,
                                                         -----------------------
                                                           2001           2000
                                                         --------        -------
     Finished products and merchandise                   $ 14,417        $ 2,422
     Semi-finished products
       and work in process                                 24,598         10,945
     Raw materials and supplies                             7,812         18,754
     Materials in transit                                     514          9,465
                                                         --------        -------
                                                           47,341         41,586
     Reserve for the lower of cost or market             $(10,109)            --
                                                         --------        -------
                                                         $ 37,232        $41,586
                                                         ========        =======

7.    Short-term Loans to Affiliates :

      Loan receivables at December 31, 2001 and 2000 comprise of the following :

                                                            December 31,
                                                      -------------------------
                                                         2001            2000
                                                      ---------       ---------
     Loans to affiliated companies
       Anam Construction                              $  17,011       $  17,752
       Anam Electronics                                  99,013         103,328
       Gre-tec                                            7,156          12,145
       Anam Telecom                                       2,977           1,009
       New-line Finance(former, Anam Finance)                --           1,619
                                                      ---------       ---------
                                                        126,157         135,853
                                                      ---------       ---------

     Allowance for credit loss (Note 8)                (126,157)       (134,234)
                                                      ---------       ---------
                                                      $      --       $   1,619
                                                      =========       =========

      The loans to affiliated companies have maturity periods of less than one year and are uncollateralized.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

8.    Loan Impairment :

      The Company provided loans to several affiliated companies, which currently face financial difficulties. Consequently, the Company assessed the collectibility of these loans in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", and determined that the Company would not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement on certain loans.

      The amount of impaired loans and related allowance for credit loss on loans receivable are summarized below :

                                                                   December 31,
                                                             -------------------------
                                                                2001            2000
                                                             ---------       ---------
          Impaired loans, gross                              $ 126,157       $ 134,234
          Allowance for credit loss on loans receivable      $(126,157)       (134,234)
                                                             ---------       ---------
          Impaired loans, net                                $      --       $      --
                                                             =========       =========

      For the year ended December 31, 2001 and 2000, the average recorded investment in impaired loans was approximately $130,196 and $222,673, respectively.

      No interest income was recognized on impaired loans for the year ended December 31, 2001 and 2000. Had these loans performed in accordance with their original terms, interest income of $10,119 and $17,306 would have been recorded in 2001 and 2000, respectively.

      The changes in the allowance for credit loss on loans receivable are summarized below:

                                                                  2001            2000
                                                               ---------       ---------
    Beginning balance                                          $ 134,234       $ 311,112
    Transfer of loans receivable to investment securities         (7,654)        (94,920)
    Write-off                                                         --        (108,680)
    Additions due to payment of guarantee obligation               5,238          36,128
    Effect of changes in exchange rates                           (5,661)         (9,406)
                                                               ---------       ---------
    Ending balance                                             $ 126,157       $ 134,234
                                                               =========       =========

      As discussed in Note 5, in 2001 and 2000, a portion of ASI's loans receivable were converted to investment securities as follows:

                                                                  2001            2000
                                                               ---------       ---------
    Anam Construction                                          $      --       $  65,916
    Anam Electronics                                                  --          29,004
    Gre-tec                                                        7,654              --
                                                               ---------       ---------
                                                               $   7,654       $  94,920
                                                               =========       =========

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

9.    Investment in Available For Sale Securities :

      The Company's investment in available for sale securities are summarized below :

                                                                              December 31, 2001
                                                  ------------------------------------------------------------------------------
                                                     Amortized           Unrealized           Unrealized            Estimated
                                                       Cost             Holding Gains       Holding Losses         Fair Value
                                                  ---------------      ---------------      ---------------      ---------------
     Bonds issued by Korean government            $            70      $            --      $            --      $            70
     Bonds issued by Korean local government                    9                   --                   --                    9
     Equity Securities                                     17,939                   44                1,527               16,456
                                                  ---------------      ---------------      ---------------      ---------------
     Total                                        $        18,018      $            44      $         1,527      $        16,535
                                                  ===============      ===============      ===============      ===============

                                                                              December 31, 2000
                                                  ------------------------------------------------------------------------------
                                                     Amortized           Unrealized           Unrealized            Estimated
                                                       Cost             Holding Gains       Holding Losses         Fair Value
                                                  ---------------      ---------------      ---------------      ---------------
     Bonds issued by Korean government            $            73      $            --      $            --      $            73
     Bonds issued by Korean local government                    9                   --                   --                    9
     Equity Securities                                     24,942                   --                9,221               15,721
                                                  ---------------      ---------------      ---------------      ---------------
     Total                                        $        25,024      $            --      $         9,221      $        15,803
                                                  ===============      ===============      ===============      ===============

      The maturity of the bonds issued by the government and the bonds issued by local government as of December 31, 2001 ranged from two years to six years.

      The gross realized gains from the sale of available for sale securities in the year ended December 31, 2001, 2000 and 1999 were $40, $710 and $0, respectively. The gross realized losses from the sale of available for sale securities in 2001, 2000 and 1999 were $410, $6,560 and $891, respectively.

      At December 31, 2001 and 2000, equity securities with total carrying amount of $2,357 and $1,481, respectively, were pledged as collateral for issuing non-guaranteed debentures and capital lease obligation, respectively (see Notes 12 and 14).

      At December 31, 2001, 2000 and 1999, respectively, the net book value of certain equity investment is below acquisition cost and is not expected to be recovered in the near future. Accordingly, an impairment loss of $6,254, $740 and $1,523, respectively were included in non-operating expenses for the other-than-temporary impairment of such investment.

      Management believes that there are no other than temporary declines at this time.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

10.   Investments in Affiliated Companies :

      The Company's investments in affiliated companies are summarized below:

                                                               December 31, 2001
                          -----------------------------------------------------------------------------------------------
                            Percentage                             Accumulated         Accumulated
                           of Ownership         Amortized         Comprehensive         Equity in            Estimated
                               (%)                 Cost           Income (loss)        gain (loss)           Fair Value
                          --------------      --------------      --------------      --------------       --------------
     Anam Instrument               20.80      $        8,905      $       (4,032)     $        5,597       $       10,470
     Gre-tec                       46.90                  --                  --                  --                   --
     Anam Telecom                  29.51               1,701                  --              (1,701)                  --
                                              --------------      --------------      --------------       --------------
                                              $       10,606      $       (4,032)     $        3,896       $       10,470
                                              ==============      ==============      ==============       ==============

                                                               December 31, 2000
                          -----------------------------------------------------------------------------------------------
                            Percentage                             Accumulated          Accumulated
                           of Ownership         Amortized         Comprehensive          Equity in           Estimated
                               (%)                 Cost           Income (loss)         gain (loss)          Fair Value
                          --------------      --------------      --------------       --------------      --------------
     Anam Instrument               20.80      $        8,905      $       (2,755)      $        5,292      $       11,442
                                              ==============      ==============       ==============      ==============

      The gross realized loss from the sale of investment in affiliated companies in the year ended December 31, 2001, 2000 and 1999 were $0, $6,974 and $0, respectively. The gross realized gain from the sale of investment in affiliated companies in the year ended December 31, 2001, 2000 and 1999 were $0, $0 and $290, respectively.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

11.   Summary Financial Data on Significant Equity Investees :

      Additional information regarding the Company's equity investees is as below :

                                                              As of December 31, 2001
                             ---------------------------------------------------------------------------------------------
                               Current           Non-current           Current           Non-current          Net Equity
                                Assets              Assets           Liabilities         Liabilities          (deficit)
                            --------------      --------------      --------------      --------------      --------------
      Anam Instruments      $       59,459      $       25,279      $       22,503      $       13,766      $       48,469
      Gre-tec                        7,752              14,460               4,643              18,996              (1,427)
      Anam Telecom                   1,841               6,120               1,410               6,618                 (67)

                                                   For the Year ended December 31, 2001
                             ----------------------------------------------------------------------------------
                                   Gross             Gross             Income (Loss) from        Net Income
                                  Revenue         Profit(Loss)             operations              (Loss)
                             ----------------  -----------------   ------------------------   -----------------
      Anam Instruments           $  94,690         $    9,469               $      417            $    1,123
      Gre-tec                        9,267              3,505                    2,124                  (703)
      Anam Telecom                   1,810             (2,713)                  (4,199)               (8,693)

                                                          As of December 31, 2000
                             ----------------------------------------------------------------------------------
                                 Current        Non-current       Current        Non-current
                                 Assets            Assets       Liabilities      Liabilities       Net Equity
                             --------------   ---------------  -------------   ----------------  --------------
     Anam Instruments           $ 71,298         $  21,292       $ 23,287          $  14,558        $ 54,745

                                                     For the Year ended December 31, 2000
                                 ------------------------------------------------------------------------------
                                     Gross                                Income from
                                    Revenue         Gross Profit          operations              Net Income
                                 ---------------  ----------------   ----------------------   -----------------
     Anam Instruments               $ 143,800        $   19,756           $     3,595              $   4,524

                                                     For the Year ended December 31, 1999
                                 ------------------------------------------------------------------------------
                                       Gross                          Income (Loss) from         Net Income
                                      Revenue       Gross Profit          operations               (Loss)
                                 ---------------  ----------------   ----------------------   -----------------
     Anam Construction*             $  63,621       $  (14,776)          $   (66,691)            $  (66,691)
     Anam Insturments                 169,051            26,601                11,135                 7,487
     Acqutek                           57,040             3,646               (7,978)                (4,377)
     New-line Finance
       (former, Anam Finance)           9,980           (8,323)               (8,343)                (8,343)
     Anam Telecom                       1,543           (3,278)               (8,220)                (8,220)

      * Gre-tec's figures are included in Anam Construction.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

12.   Property, Plant and Equipment :

      Property, plant and equipment at December 31, 2001 and 2000 comprise of the following :

                                                      December 31,
                                              -----------------------------
                                                  2001              2000
                                              -----------       -----------
     Costs
       Land                                   $    29,854       $    29,820
       Buildings and Structures                    94,964            93,632
       Machinery, equipment and vehicles        1,068,836         1,012,939
       Tools, furniture and fixtures               14,567             9,891
       Construction in progress                        --               610
       Machinery in transit                         4,373            38,349
                                              -----------       -----------
                                                1,212,594         1,185,241
     Accumulated depreciation                    (565,707)         (390,540)
                                              -----------       -----------
                                                  646,887           794,701

     Governmental subsidies                          (589)             (851)
                                              -----------       -----------
     Net Property, Plant and Equipment        $   646,298       $   793,850
                                              ===========       ===========

      Pledged Property, Plant and Equipment --

      A substantial portion of the Company's property, plant and equipment is pledged as collateral for various loans from banks, up to a maximum amount of $295,989 and $338,512, at December 31, 2001 and 2000, respectively (see
      Note 14).

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

12.   Property, Plant and Equipment, Continued;

      Capital Leases --

      The Company has various facilities and equipment held under capital lease agreements.

      Capital lease assets included in the above categories are further described below :

                                                           December 31,
                                                    ---------------------------
                                                       2001              2000
                                                    ---------         ---------
          Machinery and equipment                   $ 833,856         $ 831,081
          Accumulated depreciation                   (468,905)         (323,342)
                                                    ---------         ---------
          Capitalized Leases, net                   $ 364,951         $ 507,739
                                                    =========         =========

      Future minimum lease payments under noncancelable capital leases as of December 31, 2001 are as follows :

          For years ended December 31,                              Capital Leases
                                                                    --------------
          2002                                                        $ 103,736
          2003                                                           41,046
          2004                                                           21,465
                                                                      ---------
          Total minimum lease payments                                  166,247
          Less amount representing interest                             (10,409)
                                                                      ---------
          Present value of minimum lease                                155,838
            payments under capital leases
          Less:  portion due within one year                            (97,042)
                                                                      ---------
                                                                      $  58,796
                                                                      =========

      Impairment of Property, Plant and Equipment --

      The Company recognized an impairment loss of $273,937 in accordance with SFAS 121 related to assets held and used in the wafer fabrication factory (the "FAB") in Bucheon City, Republic of Korea in 1998. The amounts in property, plant and equipment above reflect the write-off of assets based upon the present value of expected future cash flows.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

12.   Property, Plant and Equipment, Continued;

      Impairment of Property, Plant and Equipment, Continued --

      The remaining recorded value of the FAB after the impairment adjustment at December 31, 2001 and 2000 is as follows:

                                                            2001
                                        --------------------------------------------
                                                       Machinery and
                                         Building        equipment           Total
                                        ----------     -------------      ----------
          Acquisition cost              $  189,899       $  320,825       $  510,724
          Impairment                      (120,863)        (153,074)        (273,937)
          Accumulated depreciation         (13,865)         (73,910)         (87,775)
                                        ----------       ----------       ----------
          Net book value                $   55,171       $   93,841       $  149,012
                                        ==========       ==========       ==========

                                                           2000
                                        --------------------------------------------
                                                       Machinery and
                                         Building        equipment           Total
                                        ----------     -------------      ----------
          Acquisition cost              $  189,899       $  320,825       $  510,724
          Impairment                      (120,863)        (153,074)        (273,937)
          Accumulated depreciation         (11,800)         (58,918)         (70,718)
                                        ----------       ----------       ----------
          Net book value                $   57,236       $  108,833       $  166,069
                                        ==========       ==========       ==========

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

13.   Accrued Severance Benefits :

      Accrued severance benefits at December 31, 2001 and 2000 are as follows :

                                                        2001          2000
                                                      --------      --------
     Beginning balance                                $  6,721      $ 54,568
     Decrease resulting from sales of divisions             --       (56,510)
     Provisions                                          4,144        14,376
     Severance payments                                 (4,462)       (5,713)
                                                      --------      --------
                                                         6,403         6,721
      Balance of payments remaining with
        National Pension Fund                             (299)         (413)
      Balance of payments remaining with
        Severance insurance deposit                     (5,395)       (6,308)
                                                      --------      --------
                                                      $    709      $     --
                                                      ========      ========

      The severance benefits are funded approximately 84.3% at December 31, 2001, through severance insurance deposit for payment of severance benefits, and the account is deducted from accrued severance benefit liabilities. The beneficiaries of the severance insurance deposit are the Company's employees.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

14.   Borrowings and Installment Payable :

      Long-term debt and long-term installment payable excluding capital lease obligations, at December 31, 2001 and 2000 comprise the following :

                                                                                       Carrying Value
                                                                                       at December 31,
                                                         Annual Interest Rate      -----------------------
                                                       (%) at December 31, 2001      2001           2000
                                                       ------------------------    --------       --------
      Won Currency Loans:
        Choheung Bank due 2006                               5.00 - 10.50          $ 31,449       $ 33,046
        Shinhan Bank due 2005                                   10.25                19,057         19,887
        Korea Exchange Bank due 2005                            10.25                 7,014          7,320
        Others                                                  10.45                 6,080          6,345
                                                                                   --------       --------
                                                                                     63,600         66,598
                Less : current portion                                               (5,529)          (254)
                                                                                   --------       --------
                                                                                     58,071         66,344
                                                                                   --------       --------
      Debentures in Won currency:
        Guaranteed, payable through 2002                     10.00 - 10.20           15,214         15,877
        Non-guaranteed, payable through 2006                 9.10 - 12.00             1,142          9,130
                                                                                   --------       --------
                                                                                     16,356         25,007
                Less : discounts on debentures                                           (7)          (641)
                       Current portion                                              (15,207)        (7,304)
                                                                                   --------       --------
                                                                                      1,142         17,062
                                                                                   --------       --------
      Convertible Bonds:
        US Dollar, payable                                                               --         24,904
                Less : current portion                                                   --        (24,904)
                                                                                   --------       --------
                 Total long-term debt                                              $ 59,213       $ 83,406
                                                                                   ========       ========

      Long-term Installment Payable
        Installment payable in Japanese Yen                                        $  2,075       $  9,342
        Installment payable in Won currency                                           1,207          1,618
                                                                                   --------       --------
                                                                                      3,282         10,960
                Less : discounts on installment payable                                 (99)          (221)
                       Current portion                                               (2,719)        (9,844)
                                                                                   --------       --------
                                                                                   $    464       $    895
                                                                                   ========       ========

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

14. Borrowings and Installment Payable, Continued;

      See Notes 9 and 12 for the related collateral arrangements for the Company's long-term debt. At December 31, 2001, the Company provided notes and checks, including 8 blank notes and 11 blank checks, to several banks and financial institutions as collateral in relation to various borrowings. In relation to guaranteed debentures, the Company pays guarantee fees at 0.4% per annum. Certain debentures are guaranteed by Choheung Bank. The carrying amount of the debentures is equivalent to the registered, issued and outstanding amount of debentures.

      The annual maturities of long-term debt, excluding discounts on debentures and installment payable, outstanding at December 31, 2001 are as follows :

                    Won Currency                    Installment
      Year             Loans         Debentures       Payable          Total
      ----          ------------     ----------     -----------       --------
      2002            $  5,529        $ 15,214        $  2,802        $ 23,545
      2003              21,091             202             417          21,710
      2004              21,045             402              63          21,510
      2005              15,811             269              --          16,080
      2006                 124             269              --             393
                      --------        --------        --------        --------
                      $ 63,600        $ 16,356        $  3,282        $ 83,238
                      ========        ========        ========        ========

15.   Convertible Bonds :

      In 1996, the Company issued US Dollar-denominated convertible bonds aggregating $40 million bearing interest at 0.25% per annum. The bonds are convertible into common stock from April 22, 1996 through November 30, 2010, at a specified conversion price. The conversion price was initially determined at 20,200 Korean Won per common share using the fixed rate of exchange of 779.72 Korean Won to US$1.00 at the time of issuance, which was subject to adjustment based on the occurrence of certain events such as making a free distribution of common shares, declaration of a dividend in common shares and other events which would dilute the bondholder's interest. These events are more fully described in the offering agreement.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

15.   Convertible Bonds, Continued;

      The Company may redeem all or some of the bonds on or at any time after March 20, 1997 at their principal amount, together, in each case, with accrued interest. No such redemption may be made on or prior to March 20, 2001 unless the average of the last selling prices or, if no sales take place on such day, the closing bid or offered prices of the common shares as reported by the Korea Stock Exchange, for each of 30 consecutive trading days, ending not more than 30 days prior to the date upon which notice of such redemption is given, has been at least 130% of the conversion price of each such trading day.

      Any bondholder may request the Company to redeem all or some of the bonds held by him on March 20, 2001 at 142.75% of the principal amount of such bonds, together with interest accrued to the date of redemption. The Company accrued interest expenses for the put premium, 42.75% of the principal amount, over the period from the issuance date of these convertible bonds to March 20, 2001.

      Unless previously redeemed, purchased and cancelled or converted, the bonds will be redeemed on December 31, 2010 at their principal amount together with accrued interest.

      During 1999, $19,720 of convertible bonds with interest of $3,545 were converted into the Company's common stock. As a result of the conversion, 1,686,425 additional shares were issued, which resulted in increase of capital and capital surplus by $10,814 and $8,906, respectively. Remainder of convertible bonds comprised principal of $23,825 and accrued interest of $7,368 as of December 31, 1999.

      During 2000, $6,115 of convertible bonds with interest of $1,891 were converted into the Company's common stock. As a result of the conversion, 744,296 additional shares were issued, which resulted in increase of capital and capital surplus by $3,345 and $2,770, respectively. Remainder of convertible bonds comprised principal of $17,710 and accrued interest of $7,194 as of December 31, 2000. These convertible bonds were subject to redemption at the request of the holders at March 20, 2001 and classified as current liabilities at December 31, 2000.

      On March 20, 2001, $17,710 of convertible bonds with accrued interest of $7,571 were redeemed at the request of bondholders.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

16.   Income Taxes :

      The tax provision (benefit) consists of the following :

                                                                  Year ended December 31,
                                                          ----------------------------------------
                                                             2001           2000            1999
                                                          ---------      ---------       ---------
          Current:                                        $      --      $  50,657       $  26,868
          Deferred:                                          13,794        (19,674)        (54,192)
                                                          ---------      ---------       ---------
          Total                                              13,794         30,983         (27,324)
          Allocated to income from  discontinued
            packaging and testing operation                      --          6,353          12,408
          Allocated to gain on sale of packaging and
            testing factories                                    --        112,724          14,268
                                                          ---------      ---------       ---------
          Continuing operations                           $  13,794      $ (88,094)      $ (54,000)
                                                          =========      =========       =========

      ASI incurs income tax liabilities based on taxable income determined in accordance with Korean generally accepted accounting principles and tax laws. The tax provision included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under SFAS 109.

      Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including ASI's ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economy environment and the overall future industry outlook. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. Such valuation allowance is reviewed periodically.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

16.   Income Taxes, Continued;

      The major components of deferred tax assets and deferred tax liabilities as of December 31, 2001 and 2000 are as follows :

                                                     December 31,
                                               -------------------------
                                                  2001            2000
                                               ---------       ---------
      Deferred tax assets :
         Property, plant and equipment         $  67,252       $  88,168
         Short term and long term loans          110,246         119,311
         Provision for contingency losses         16,823          22,691
         Inventories                               3,002              --
         Accounts and notes receivable            27,928          30,224
         Investment                               24,375          25,808
         Net operating loss carryfoward           44,284              --
         Tax credit                               65,780          51,164
         Other                                       316             488
                                               ---------       ---------
               Total deferred tax assets         360,006         337,854
                                               ---------       ---------

      Deferred tax liabilities                       450             441
      Valuation allowance                       (300,464)       (264,527)
                                               ---------       ---------
      Net deferred tax assets                  $  59,092       $  72,886
                                               =========       =========

      At December 31, 2001, the Company has available unused operating loss carryforwards of $149,104, which may be applied against future taxable income through 2006. At December 31, 2001, the Company has available unused investment tax credits of $65,780, which may be applied against future income tax amounts through 2006.

      Management has reassessed the estimated future taxable income and has concluded that it is "more likely than not" that ASI will not realize the full benefit of deferred tax assets. The valuation allowance was reduced in 1999 due to the taxable gain realized on the sale of ASI's K4 facility to Amkor and the anticipated taxable gain on the sale of ASI's K1, K2 and K3 facilities to Amkor. Prior to the sale of these factories, it was not likely that the Company would be able to realize the deferred tax assets associated with the property, plant and equipment of the factories. In 2000, the valuation allowance was reduced further primarily based on the decrease in the net deferred tax assets and the anticipated benefit and expected return to profitability of ASI as a result of being released from the Workout Program. Accordingly, a valuation allowance of $300,464 and $264,527 at December 31, 2001 and 2000, respectively, has been recorded.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

16.   Income Taxes, Continued;

      The statutory income tax rate, including tax surcharges, applicable to ASI for 2001, 2000 and 1999 is approximately 30.8%, respectively and was amended to 29.7% effective for fiscal years beginning January 1, 2002 in accordance with Corporate Income Tax Law enacted in December 2001. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows :

                                                               Thousands of U.S. Dollars
                                                       -----------------------------------------
                                                          2001            2000            1999
                                                       ---------       ---------       ---------
       Taxes at Korean statutory tax rate              $ (43,775)      $ 148,340       $  35,213
       Remeasurement effect                               15,016         (22,068)         75,257
       Increase (decrease) in valuation allowance         35,937         (91,293)       (116,608)
       Tax credits incurred                              (12,626)        (17,767)        (12,057)
       Effect of change in tax rate                       10,881              --              --
       Other, net                                          8,361          13,771          (9,129)
                                                       ---------       ---------       ---------
        Total income tax provision (benefit)           $  13,794       $  30,983       $ (27,324)
                                                       =========       =========       =========

17.   Capital Stock:

      The authorized share capital of the Company consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with par value of W5,000 as of December 31, 2001 and 2000.

      As of December 31, 2001 and 2000, outstanding capital stocks are as follows :

                                  Number of shares issued
                                      and outstanding           Par value         Thousands of Won
                                  -----------------------    ---------------    ---------------------
         Common stock                         111,880,768      W  5,000              W    559,403,840
         Preferred stock                        2,576,276         5,000                    12,881,380
                                  -----------------------                       ---------------------
                                              114,457,044                                 572,285,220
                                  =======================                       =====================

      As of December 31, 2001 and 2000, preferred stocks are as follows :

      Series A preferred stock                    2,240,240 shares
      Series B preferred stock                      336,036
                                              --------------------
                                                 2,576,276 shares
                                              ====================

      Series A preferred stock (First Preferred) --

      Series A preferred stockholders have no voting rights and are entitled to non-cumulative and non-participating preferred dividends at a rate of one percentage point over those provided to common shareholders. This preferred dividend rate is not applicable to stock dividends.

 Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

17.   Capital Stock, Continued;

      Series B Cumulative Convertible preferred stock (Second Preferred) --

      Series B Cumulative Convertible preferred stockholders are entitled to cumulative and participating preferred dividends at a rate of 9% of par value. The shareholders have no voting rights, except for the period from the shareholders' meeting in which dividends at a rate less than 9% of par value are declared through the shareholders' meeting in which dividends at a rate more than 9% of par value are declared. Preferred stocks shall be converted to common shares on March 15, 2007. The basis of conversion is one share of preferred stock for one share of common stock.

      In 1999, the Company declared a reverse stock split of 1.2873 common shares to one. The effect of this stock split was to reduce common shares outstanding by 6,801,860 and to reduce the related common stock par value by $43,040.

18.   Receivable from stockholders :

      In July 1997, the Company loaned $100,000 to a shareholder through an affiliated company to purchase the Company's depository receipts(the "Shares") issued on July 24, 1997. This loan was recorded as a contra equity item. In addition, the Company did not recognize interest income related to this loan.

      Beginning in 1999 and continuing through October 2000, the affiliated company at the request of the Company began selling the Shares. All the Shares were sold with all the proceeds being returned to the Company totalling $46,672. Upon completion of the sale of the Shares the loan was cancelled.

      In addition, the Company also made certain non-interest bearing loans to employees and directors to finance their acquisition of the Company's stock. Such loans were also recorded as a contra equity item.

      There were no such outstanding loans in 2001.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

19.   Earnings (Loss) Per Share :

      For the years ended December 31, 2001, 2000 and 1999, earnings (loss) per share (EPS) was calculated as follows :

                                                           Year ended December 31, 2001
                                            -----------------------------------------------------------
                                                                   Weighted Avg.          Per Share
                                            Earnings (loss)           Shares                Amount
                                              (Numerator)          (Denominator)        (in US dollars)
                                            ---------------        -------------        ---------------
    Basic loss per share                     $    (162,173)
      Less: Preferred stock dividend                  (111)
                                             -------------
    Loss attributable to Common Stock        $    (162,284)          111,880,768        $       (1.45)
                                             =============         =============        =============

                                                           Year ended December 31, 2000
                                            -----------------------------------------------------------
                                                                   Weighted Avg.          Per Share
                                            Earnings (loss)           Shares                Amount
                                              (Numerator)          (Denominator)        (in US dollars)
                                            ---------------        -------------        ---------------
    Loss from continuing operations          $     (19,703)
    Less: Preferred stock dividend                    (118)
                                             -------------
    Loss from continuing operations
      attributable to common stock                 (19,821)           88,838,496        $       (0.22)
                                                                   =============        =============
    Add: Income from discontinued
      operations                                   470,344
                                             -------------
    Net income attributable to common
      stock                                  $     450,523            88,838,496        $        5.07
                                             =============         =============        =============

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

19.   Earnings (Loss) Per Share, Continued;

                                                                      Year ended December 31, 2001
                                                        ----------------------------------------------------------
                                                                               Weighted Avg.          Per Share
                                                        Earnings (loss)           Shares                Amount
                                                          (Numerator)          (Denominator)        (in US dollars)
                                                        --------------        --------------        ---------------
    Loss from continuing operations                     $     (169,759)
    Less: Preferred stock dividend                                (133)
                                                        --------------
    Weighted average number of common shares for
      the year before retroactive adjustment to
      reflect the reverse stock split                                             32,320,823
                                                                              --------------
    Effect of retroactive adjustment to
      reflect the reverse stock split                                             (3,112,084)
                                                                              --------------
    Loss from continuing operations
      attributable to common stock                            (169,892)           29,208,739        $        (5.82)
                                                                              ==============        ==============
    Add: Income from discontinued
      operations                                               279,624
                                                        --------------
    Net income attributable to common
      stock                                                    109,732            29,208,739        $         3.76
                                                        ==============        ==============        ==============

      The basic earnings per share for discontinued operations was $5.29 and $9.58 in 2000 and 1999, respectively. Diluted earnings per share for discontinued operations was $5.29 and $9.58 in 2000 and 1999, respectively.

      Convertible preferred stock were not included in computing diluted earnings per share nor were debentures convertible into common stock as followings in 2001, 2000 and 1999, respectively, because their effects were antidilutive:

                                                   Year ended December 31,
                                           ---------------------------------------
                                              2001           2000           1999
                                           ---------      ---------      ---------
          Convertible preferred stock        324,900        324,900        336,036
          Convertible debentures                  --      2,155,611      2,899,911
                                           ---------      ---------      ---------
                                             324,900      2,480,511      3,235,947
                                           =========      =========      =========

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

20.   Commitments and Contingencies :

      At December 31, 2001 and 2000, the Company was contingently liable for guarantees of indebtedness of certain affiliated companies as follows :

                                                       2001               2000
                                                      -------            -------
       Anam Electronics (*)                           $ 8,318            $11,939
       Anam Construction                                8,499             12,150
       Gre-tec                                             --              8,788
       Anam Telecom                                     4,378              6,539
       Acqutek                                            660                710
                                                      -------            -------
               Total                                  $21,855            $40,126
                                                      =======            =======

      (*) An affiliate through common ownership of the Kim-Family.

      As discussed in Note 5, Anam Construction, Anam Electronics and Gre-tec became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998, March 18, 1999 and December 13, 2001, respectively. The application of each company was accepted by the court. Anam Electronics reorganization plan was completed and approved by the court on February 7, 2000 and Anam Construction's reorganization plan was completed and approved by the court on March 20, 2000. Gre-tec is preparing its reorganization plan, which is expected to be finalized in early 2003.

      Under the terms of ASI's Workout Program, the guaranteed creditors of Anam Construction and Anam Electronics may exercise their right to request from the Company the performance of guarantee obligations only at the time when the guarantee obligation amount is fixed after the extinction of the primary debtors' legal entity as a result of bankruptcy or liquidation. In addition, the payment of the principal of the guarantee obligation was suspended until December 31, 2003 and interest during such suspension period will be exempted. In April 2000, the creditors committee approved that ASI's payment of $125,517 resulted in eliminating all guarantee obligations provided for Anam Construction and Anam Electronics. With regard to Anam Construction and Anam Electronics, a liability for loss contingencies of $16,817 and $22,588, respectively, was recorded at December 31, 2001 and 2000, for the probable loss that may occur upon guaranteed creditors' demand for performance of these loan guarantees. The Company paid $4,603 and $102,929 to creditors of Anam Constructions and Anam Electronics for guarantee obligations in 2001 and 2000, respectively.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

20.   Commitments and Contingencies, Continued;

      ASI is a defendant in a lawsuit filed by one of above creditors for alleged performance of guarantee obligations provided for Anam Construction and Anam Electronics. The suit asks for performance of guarantee obligations totaling $15,242 and related interest. As described in preceding paragraph, ASI had recorded a liability for loss contingency of $13,439 relating to these creditors.

      In addition to loss provisions provided for those affiliate guarantees discussed above, ASI accrued an additional provision of $5,102 and $15,688 at December 31, 2001 and 2000, respectively, related to losses expected on other guarantees.

      At December 31, 2001 and 2000, the Company is contingently liable for letters of commitment provided in relation to the issuance of $38 million secured floating rate notes due 2000 by Pacific Elephant Investment (L) limited ("PEIL") and the issuance of $20 million guaranteed floating rate notes due 2002 by Pacific Rainbow Investment (L) Limited ("PRIL"). According to terms of the letters of commitment, the Company is required, subject to any restrictions under Korean Law, to make a capital injection to PEIL and PRIL if their gross asset value becomes lower than 100% of the outstanding principal amount of all their respective borrowings. Because of the economic crisis in the Asia Pacific region, the gross asset value of both PEIL and PRIL significantly declined and, as a result, the Company was asked to make capital injections to PEIL and PRIL. The Company negotiated this matter with various parties including those responsible for the operations of PEIL and PRIL to settle down these claims but no settlement was made. Lawsuits relating to these claims were filed in September, 2000. The plaintiffs are suing the Company for damages totaling $33 million for PEIL and $16 million for PRIL, the Company recorded liability for loss contingencies of $34,386 at December 31, 2001 and 2000, for the probable loss that may occur upon settlement of these claims.

      Liability for loss contingencies at December 31, 2001 and 2000 are as follows:

                                                            2001           2000
                                                          -------        -------
       Anam Construction and Anam Electronics             $16,817        $22,588
       Other affiliates                                     5,102         15,688
       Letters of commitment                               34,386         34,386
                                                          -------        -------
                                                          $56,305        $72,662
                                                          =======        =======

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

20.   Commitments and Contingencies, Continued;

      The changes in the liability for loss contingencies are summarized below :

                                                  2001            2000
                                                --------       ---------
       Beginning balance                        $ 72,662       $ 129,912
       Cash payment                              (19,338)       (102,929)
       Guarantee obligation loss                   1,447          49,797
       Proceeds from sale of investment            1,589              --
       Effect of changes in exchange rates           (55)         (4,118)
                                                --------       ---------
                                                $ 56,305       $  72,662
                                                ========       =========

      In 2000, estimated realizable value of investment in Anam Electronics, carrying value of zero, of $1,501 was offset against estimated liability for loss contingencies. In 2001, all investment in Anam Electronics was sold for a total proceeds of $1,589. Such proceeds were added back to the liability for loss contingencies in 2001.

21.   Derivative Financial Instruments :

      Net unrealized losses in relation to currency and interest swap contracts approximate $15,364 as of December 31, 1999 (see Note 2). In 2000, all of the remaining currency and interest swap contracts were settled and the Company recorded realized gains or losses as foreign currency exchange gain or loss. There were no such contracts in 2001.

22.   Fair Value of Financial Instruments :

      The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies; however, considerable judgment is required in interpreting market data to develop estimates for fair value. Accordingly, these estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Certain of these financial instruments are with major financial institutions and expose the Company to market and credit risks and may at times be concentrated with certain counterparties or group of counter-parties. The creditworthiness of counterparties is continually reviewed, and full performance is anticipated.

      The carrying amount reported in the balance sheet for accounts receivable from affiliates, other accounts receivable, short-term loans receivable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The methods and assumptions used to estimate the fair value of other significant classes of financial instruments are set forth below:

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

22.   Fair Value of Financial Instruments, continued;

      Cash and Cash Equivalents --

      Cash and cash equivalents are due on demand or carry a maturity date of less than three months when purchased. The carrying amount of these financial instruments is a reasonable estimate of fair value.

      Available for Sale Investments --

      The fair value of these financial instruments was estimated based on market quotes, recent offerings of similar securities, current and projected financial performance of the company and net asset positions.

      Long-term receivables from affiliate --

      The fair value of long-term receivables from affiliate is calculated by using a discount rate that approximates the current rate for similar long-term receivables. The carrying amount of these receivables approximate their value.

      Short-term borrowing --

      Short-term borrowings have variable rates that reflect currently available terms and conditions for similar borrowings. The carrying amount of this debt is a reasonable estimate of fair value.

      Long-term debt --

      Long-term debt balances have variable rates that reflect currently available terms and conditions for similar debt. The carrying value of this debt is a reasonable estimate of fair value.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

23.   Other (Income) Expenses :

      Other, net included in other (income) expenses consists of the following:

                                                          December 31,
                                              --------------------------------------
                                                2001           2000           1999
                                              --------       --------       --------
      Rental income                           $ (1,783)      $ (1,565)      $   (675)
      Shared service fee income                     --         (3,092)        (5,769)
      Income from forward contract                  --           (787)        (6,661)
      Gain on extinguishment of debt                --         (3,637)            --
      Gain on sale of scrapped material             --             --         (1,643)
      Write-off of non-trade receivables         3,849            959          3,483
      Others                                      (448)          (755)        (6,007)
                                              --------       --------       --------
                                              $  1,618       $ (8,877)      $(17,272)
                                              ========       ========       ========

24.   Related Party Transactions :

      Discontinued packaging and testing operations --

      On May 1, 2000, ASI sold the remaining packaging and testing operations to Amkor, the company related to ASI (see Notes 1 and 2). Net sales of the packaging and testing operations, consisting of plants K1, K2 and K3, for the years ended December 31, 2000 and 1999, including those of K4 sold to Amkor in May, 1999, were $166,296 and $477,862, respectively. These amounts have been excluded from the net sales amounts in the accompanying consolidated statements of operation (see Note 3).

      Significant transactions with affiliated companies during 2001, 2000 and 1999 and the related account balances at December 31, 2001 and 2000 are summarized as follows:

      Transactions between the Company and its affiliated companies --

                                                   December 31,
                                       ------------------------------------
                                         2001          2000          1999
                                       --------      --------      --------
     Sales
       Amkor                           $161,649      $499,820      $712,300
       Other affiliated companies            --            --         2,428
                                       --------      --------      --------
                                        161,649       499,820      $714,728
                                       ========      ========      ========
     Purchases
       Other affiliated companies      $     --      $     --      $ 17,612
                                       ========      ========      ========

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

24.   Related Party Transactions, Continued;

      Related accounts balances between the Company and its affiliated companies--

                                                 December 31, 2001
                                     -------------------------------------------
                                                  Other affiliated
                                       Amkor          companies         Total
                                     ----------   ----------------   ----------
      Trade accounts receivable      $   15,439      $       --      $   15,439
      Long-term receivables                  --           9,667           9,667
                                     ----------      ----------      ----------
                                     $   15,439      $    9,667      $   25,106
                                     ==========      ==========      ==========

      Other accounts payable         $       --      $      182      $      182
                                     ==========      ==========      ==========

                                                December 31, 2000
                                     ------------------------------------------
                                                 Other affiliated
                                       Amkor         companies         Total
                                     ----------  ----------------    ----------
      Trade accounts receivable      $   23,309      $       --      $   23,309
      Other accounts receivable              --           3,203           3,203
      Other current assets                2,906           2,533           5,439
      Long-term receivables                  --          14,800          14,800
                                     ----------      ----------      ----------
                                     $   26,215      $   20,536      $   46,751
                                     ==========      ==========      ==========

      Other accounts payable         $       --      $      527      $      527
                                     ==========      ==========      ==========

      ASI provided to Amkor transition services relating to supporting functions including accounting, EDP, personnel and legal. ASI's income from these transition services in 2001, 2000 and 1999 were $0, $3,092 and $5,769, respectively.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

25.   Segment Information :

      The Company has identified two reportable segments, specifically packaging and test services and wafer fabrication service, that are managed separately because the services provided by each segment require different technology.

      Prior to the sale to Amkor of the packaging and testing operations, the Company offered a complete and integrated set of packaging and test services including Integrated Circuit("IC") packaging design, leadframe and substrate design, IC package assembly, final testing, burn-in reliability test and thermal and electrical characterization. The Company also manufactures submircron Complementary Metal Oxide Semiconductor("CMOS") wafers through its foundry.

      The accounting policies for segment reporting are the same as those described in Note 2 to the consolidated financial statements. The Company evaluates its operating segments based on profit and loss.

      BY INDUSTRY SEGMENT                          Year ended December 31,
                                            ------------------------------------
                                              2001          2000          1999
                                            --------      --------      --------
      Revenue from external customers:
         Packaging                          $     --      $166,295      $477,862
         Wafer                               161,700       344,792       264,177
         Other                                    --            --        21,748
                                            --------      --------      --------
         Total                              $161,700      $511,087      $763,787
                                            ========      ========      ========

      Property, Plant and  Equipment:
         Wafer                              $646,298      $793,850
                                            ========      ========

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

25.   Segment Information, Continued;

      The following is a summary of operations by country based on the location of the customer. Property, plant and equipment is based on the location of the equipment.

      BY GEOGRAPHY                                Year ended December 31,
                                            ------------------------------------
                                              2001          2000          1999
                                            --------      --------      --------
      Revenue from external customers:
         United States                      $161,649      $499,820      $712,300
         Republic of Korea and  Others            51        11,267        51,487
                                            --------      --------      --------
         Total                              $161,700      $511,087      $763,787
                                            ========      ========      ========

      Property, Plant, and  Equipment
         United States                      $     33      $     44
         Republic of Korea                   646,265       793,806
                                            --------      --------
         Total                              $646,298      $793,850
                                            ========      ========

      BY MAJOR CUSTOMER                           Year ended December 31,
                                            ------------------------------------
                                              2001          2000          1999
                                            --------      --------      --------
      Revenue from external customers:
         Amkor                              $161,649      $499,820      $712,300
         Other                                    51        11,267        51,487
                                            --------      --------      --------
         Total                              $161,700      $511,087      $763,787
                                            ========      ========      ========

      Summarized financial information concerning the Company's reportable segments is shown in the following table. The other column includes the elimination of inter-segment balances and corporate assets.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

25.   Segment Information, Continued;

                                                       Packaging
                                          Wafer         and Test
                                       Fabrication   (Discontinued)    Other         Total
                                                     --------------   ------       ---------
     Year ended December 31, 2001
     Net Revenue                        $ 161,700       $     --      $    --      $ 161,700
     Gross Profit (Loss)                 (100,295)            --           --       (100,295)
     Operating Income (Loss)             (118,268)            --           --       (118,268)
     Depreciation and Amortization        186,913             --           --        186,913
     Capital Expenditures                  33,571             --           --         33,571

     Year ended December 31, 2000
     Net Revenue                        $ 344,792       $166,295      $    --      $ 511,087
     Gross Profit                          41,682         48,024           --         89,706
     Operating Income                      15,612         42,470           --         58,082
     Depreciation and Amortization        158,520         44,512           --        203,032
     Capital Expenditures                 335,829         16,746           --        352,575

     Year ended December 31, 1999
     Net Revenue                        $ 264,177       $477,862      $21,748      $ 763,787
     Gross Profit                          39,412        156,704        8,138        204,254
     Operating Income                      27,827        136,002          938        164,767
     Depreciation and Amortization        119,447        150,653        1,531        271,631

 Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

                                ---------------

25.   Segment Information, Continued;

                                                                    Year ended December 31,
                                                           -------------------------------------------
                                                              2001             2000            1999
                                                           ----------       ----------      ----------
     Revenues
        Total revenues for reportable segments             $  161,700       $  511,087      $  763,787
        Elimination of revenues from discontinued
          operation                                                --          166,295         477,862
                                                           ----------       ----------      ----------
        Total consolidated revenue                         $  161,700       $  344,792      $  285,925
                                                           ==========       ==========      ==========

     Gross profit
        Total gross profit for reportable segments         $ (100,295)      $   89,706      $  204,254
        Elimination of gross profit from discontinued
          operation                                                --           48,024         156,704
                                                           ----------       ----------      ----------
        Total consolidated gross profit                    $ (100,295)      $   41,682      $   47,550
                                                           ==========       ==========      ==========

     Operating income
        Total operating income for reportable
          segments                                         $ (118,268)      $   58,082      $  164,767
        Elimination of operating income from
          discontinued operation                                   --           42,470         142,472
                                                           ----------       ----------      ----------
        Total consolidated operating income                $ (118,268)      $   15,612      $   22,295
                                                           ==========       ==========      ==========



26. Subsequent Events



On July 25, 2002, the Dongbu Group acquired from ASI 12 million shares of newly issued ASI common stock for 60 billion Korean Won in cash. The Dongbu Group comprise Dongbu Corporation, Dongbu Fire Insurance Co., Ltd. and Dongbu Life Insurance Co., Ltd., all of which are Korean corporation and are collectively referred herein as "Dongbu". On September 30, 2002, Amkor consummated a share purchase transaction with Dongbu under which Dongbu purchased from Amkor 20 million shares of AI common stock at a price of 5700 Korean Won per share, for a total consideration of 114 billion Korean Won. Following the transactions, Amkor owned 27.7 million shares (21.9%) of ASI and Dongbu owns 32.0 million shares of ASI (25.3%). In addition, pursuant to the definitive agreements between Amkor and Dongbu, (1) Amkor and Dongbu agreed to use reasonable best efforts to cause Dongbu Electronics and ASI to be merged together as soon as practicable, and (2) Amkor and Dongbu agreed to cause ASI to use the proceeds ASI received from its sale of stock to Dongbu to purchase shares in Dongbu Electronics.

Amkor, ASI and Dongbu are in negotiations to terminate Amkor's foundry agreement with ASI. Under the terms of the foundry agreement, Amkor has exclusive rights to sell all the output of ASI's foundry until 2008.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        AMKOR TECHNOLOGY, INC.

                                                        By: /s/ KENNETH T. JOYCE
                                                        ------------------------
                                                        Kenneth T. Joyce
                                                        Chief Financial Officer


                                                        Dated: October 29, 2002



                                       3